UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 28, 2011

Winmark Corporation

(Exact Name of Registrant as Specified in Its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

000-22012	41-1622691
(Commission File Number)	(I.R.S. Employer Identification Number)

605 Highway 169 North, Suite 400, Minneapolis, Minnesota 55441

(Address of Principal Executive Offices)  (Zip Code)

(763) 520-8500

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                Election of Directors; Appointment of Certain Officers.

(c)   On February 28, 2011, Winmark Corporation (“Company”) announced in a press release that its Board of Directors named Brett D. Heffes as the Company’s President, effective immediately. A copy of the press release is attached as Exhibit 99.1 of this Current Report on Form 8-K.

Mr. Heffes, 43, has served in a number of capacities over his eight years with the Company.  He served as President of Finance and Administration from December 2007 to February 2011.  From November 2002 to November 2009, he also served as Treasurer, and from November 2002 to September 2009, Mr. Heffes served as Chief Financial Officer of the Company.

(d)   On February 28, 2011, the Company announced in a press release that its Board of Directors named Steven C. Zola to the Board of Directors, effective immediately.  A copy of the press release is attached as Exhibit 99.1 of this Current Report on Form 8-K.

Mr. Zola, 49, has served as the President of Winmark Capital Corporation since December 2005. Mr. Zola also served as an advisor to Winmark from January 2005 to December 2005.  From September 2002 until January 2007, Mr. Zola served in a number of positions, including President and Chief Executive Officer, of CrystalVoice Communications, Inc, a VoIP software company. From March 1990 to January 2002 he was employed by Winthrop Resources Corporation, a technology equipment leasing company, where he served as Senior Vice President of Sales and Marketing prior to his departure.

Item 8.01                Other Events

On February 28, 2011, the Company announced in a press release that its Board of Directors has decided to eliminate the role of Vice Chairman of the Board of Directors and as such, Kirk A. MacKenzie, the Company’s current Vice Chairman, will not serve in that capacity.  Mr. MacKenzie will continue to serve on the Board of Directors.  A copy of the press release is attached as Exhibit 99.1 of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated February 28, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINMARK CORPORATION

WINMARK CORPORATION

Date: February 28, 2011	By:	/s/ Anthony D. Ishaug
Anthony D. Ishaug
Chief Financial Officer and Treasurer

EXHIBIT INDEX

to

Form 8-K

Winmark Corporation

Exhibit Number	Exhibit Description

99.1	Press Release dated February 28, 2011